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                                                                  Exhibit 10.18

                                AMENDMENT TO THE
                           J&L SPECIALTY STEEL, INC.
                           CAPITAL ACCUMULATION PLAN


        The J&L Specialty Steel, Inc. Capital Accumulation Plan ("Plan") is hereby amended in the following respects effective January 1, 1997, pursuant to the power to amend the Plan contained in Section 11.4 thereof:

1. Section 4.1, "Tax-Deferred Contributions," is amended by the addition of the new subsection 4.1(a)(1), "Matching Contributions," as follows:

          "(a)(1) Effective January 1, 1997, on behalf of each Participant who is eligible to share in matching contributions for the Plan Year, a matching contribution equal to fifty (50%) percent of each such Participant's Tax-Deferred Contribution which amount shall be deemed an Employer's contribution. Except, however, in applying the matching percentage specified above, only Tax-Deferred Contributions up to six
        (6)% of Compensation shall be considered.

          Any Participant actively employed during the Plan Year shall be eligible for a matching contribution for the Plan Year. Matching contributions shall be subject to the schedule of Vested benefits contained in Section 5.1(c). Matching contributions shall be paid by the Employer to the Trustee as soon as possible after the close of the pay period for which Compensation as to which the Tax-Deferred Contribution election applied was to be paid."

2. Article II, "Definitions," is amended by the addition of the following sentence at the end of Definition "(a) Account":

          "A separate accounting shall be maintained with respect to that portion of the Participant's Account attributable to Employer matching contributions made pursuant to new subsection 4.1(a)(1)."

3. Article II, "Definitions," is amended by the addition of the following sentence at the end of Definition "(aa) Tax-Deferred Contributions":

          "In addition, the Employer's matching contribution made pursuant to new subsection 4.1(a)(1) shall be considered a Tax-Deferred Contribution for purposes of the Plan."

4. Subsection (e) of Section 4.5 "Limitation on Allocation to Accounts," is amended by the addition of the following sentence at the end of the subsection:
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          "Any distribution made pursuant to this Section 4.5 shall be made first from unmatched Tax-Deferred Contributions, and, thereafter, from Tax-Deferred Contributions which are matched. Matching contributions which relate to such Tax-Deferred contributions shall be forfeited."

5. Subsection 5.1(c), "Termination of Employment," is amended in its entirety and restated as follows:

          "(c) Termination of Employment - Except as provided below, a Participant upon his termination of employment prior to his Normal Retirement Date by reason of a quit or discharge shall be immediately eligible to receive a distribution of the full amount of his Account. The distribution shall be effective as soon as practical after notice of such termination and the Participant's election (if required) to receive a distribution is received by the Plan Administrator and at least within a period of 45 days from receipt of the written notice provided all applicable provisions of this Section have been satisfied. A Participant shall be vested in all of his Contributions at all times except for Employer matching contributions. For purposes of this Section, a Participant shall not be deemed to have terminated employment if the Participant continues in the employment of the Employer or an Affiliated Employer.

          Any Covered Employee who becomes a Participant after January 1, 1997, shall be Vested in that portion of the Participant's Account attributable to Employer matching contributions in accord with the following schedule based on the Participant's number of Years of
        Service:

             Vesting Schedule (Employer matching contributions only)

              Years of Service          Percentage
                 Less than 2                 0%
                      2                    100%

          Any Covered Employee who is a Participant on January 1, 1997, shall be 100% vested in the Participant's Account attributable to Employer matching contributions.

          As of each last day of the Plan Year any amounts which become Forfeitures since the last day of the last Plan Year shall first be made available to reinstate previously forfeited account balances of former Participants, if any, in accordance with this Section. The remaining Forfeitures, if any, shall be used to reduce the matching contributions of the Employer hereunder for the Plan Year in which such Forfeitures occur.

          Notwithstanding the vesting schedule above, upon any full or partial termination of the Plan, all amounts credited to the Account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

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        Vesting upon reemployment--

          (1) If any former Participant shall be reemployed by the Employer before a One-Year Period of Severance occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

          (2) If any former Participant shall be reemployed by the Employer before five (5) consecutive One-Year Periods of Severance, his forfeited account shall be reinstated upon the reemployment of such former Participant. The undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the last day of the Plan Year or other valuation date coinciding with or preceding his termination. The source for such reinstatement shall first be any Forfeitures occurring during the year. If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited Accounts.

          (3) If any former Participant is reemployed after a One-Year Period of Severance has occurred, Years of Service shall include Years of Service prior to his One-Year Period of Severance subject to the following rules:

              (i) If a former Participant has a One-Year Period of Severance, his pre-break and post-break service shall be used for computing Years of Service for eligibility and for vesting purposes only after he has been employed for One-Year of Service following the date of his reemployment with the Employer;

              (ii) Any former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits otherwise allowable under (i) above if his consecutive One-Year Periods of Severance equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Years of Service;

              (iii) After five (5) consecutive One-Year Periods of Severance, a former Participant's Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service;

              (iv) If a former Participant who has not had his Years of Service before a One-Year Period of Severance disregarded pursuant to (ii) above completes one (1) Year of Service for eligibility purposes following his reemployment with the Employer, he shall participate in the Plan retroactively from his date of reemployment;

              (v) If a former Participant who has not had his Years of Service before a One-Year Period of Severance disregarded pursuant to (ii) above completes a Year of Service (a One-Year Period of Severance previously occurred, but employment had not terminated), he shall participate in the Plan retroactively from the first day of the Plan Year during which he completes one (1) Year of Service.

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        For purposes of vesting in Employer matching contributions under this
Section, the following Definitions shall apply:

          "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the last day of the Plan Year in which the Participant incurs five (5) consecutive One-Year Periods of Severance. In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

          "Hour of Service" means any hour for which an Employee is paid or entitled to payment by an Employer for the performance of duties for an Employer. Each Hour of Service shall be credited to the Employee for the day during which such Hour occurred, whether or not he is compensated on the same day. For the purposes of this Section, "Employer" includes any Affiliated Employer. To the extent relevant under the elapsed time system used by the Plan, Hours of Service shall be computed and credited to particular computation periods, on a consistent basis in accordance with the minimum standards required under regulations promulgated by the Secretary of Labor from time to time (particularly the regulations at 29 C.F.R. Subsection 2530.200(b)-2(b) and (c)), and with the exceptions permitted under such regulations.

          "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

          "One-Year Period of Severance" means a period of severance of at least 12 months beginning on the date an Employee severs from service during which the Employee fails to complete an Hour of Service.

          "Service" means the sum (in full years and days) of all periods of an Employee's service with any Employer, excluding service that is ignored, and including non-service time that is counted, under the rules stated in this section:

        (1) Each period of service shall be measured in full years and days from the Employee's "employment commencement date" to the date of a "severance from service" which is followed by a One-Year Period of Severance. If the Employee severs from service but is reemployed within twelve (12) consecutive months of such severance from service, his current period of service shall be regarded as unbroken and shall include the interim between his severance from service and reemployment date. In no event, however, shall an Employee's period of service be deemed broken where the Employee continues in the employment of the Employer or any Affiliated Employer.

        (2) An Employee's service in non-covered employment with the Employer or an Affiliated Employer shall be credited as Service hereunder, for purposes of vesting, should the Employee ever work as a Covered Employee for an Employer.

        (3) If an Employee incurs a One-Year Period of Severance, and if he is not subject to the "rule of parity," his pre-break period(s) of service shall not be added to his post-break service, to form a part of his Service, until he has completed a year of service after his return to service.

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        (4) Rule of Parity: If an Employee has less than five years of Service and incurs a One-Year Period of Severance, his pre-break service shall be ignored after his continuous period of severance from service equals or exceeds five (5) consecutive One-Year Periods of Severance.

        (5) For purposes of this section, "severance from service" occurs on the date of the Employee's:

            1.  resignation;
            2.  discharge;
            3.  permanent layoff;
            4.  death; or
            5.  retirement;

            or in the case of an Employee who is continuously absent from work for any other reason (e.g., temporary layoff, vacation, or holiday), beyond a period of time authorized under this Plan, on the first anniversary of the date such Employee is first absent for such unauthorized reason (unless he has resigned, died, retired, been discharged or permanently laid off before such anniversary).

        (6) For purposes of this section, "employment commencement date" means the date commencing a period of Service on which the Employee first completes an Hour of Service. As such, an employment commencement date is either the first day an Employee works for an Employer, or the first day he returns to service following a One-Year Period of Severance.

        (7) Notwithstanding the foregoing, in the case of an Employee who is absent from work due to maternity or paternity absence, the twelve
            (12) consecutive month period beginning on the first anniversary of such absence shall not constitute a One-Year Period of Severance. An Employee is on maternity or paternity absence where the Employee is absent from work for any period:

            1.  by reason of pregnancy of the Employee;

            2.  by reason of birth of a child of an Employee;

            3. by reason of the placement of a child with the Employee in connection with the adoption of such child; or

            4. for purposes of caring for such child for a period beginning immediately following such birth or placement.

            No credit shall be given pursuant to this paragraph unless the Employee furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the absence from work is due to a maternity or paternity absence, as described above.

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6.      Subsection (b), "Limitation for Highly Compensated Employees," of
        Section 4.1 is amended by the addition of the following sentence at the end of the subsection:

          "With respect to the distribution of excess total contributions pursuant to above, such distribution shall be made first from unmatched Tax-Deferred Contributions and, thereafter, from Tax-Deferred Contributions which is matched. Matching contributions which relate to such Tax-Deferred Contributions shall be forfeited."

7.      Subsection (d), "Limitation for Highly Compensated Employees," of
        Section 4.2 is amended by the addition of the following sentence at the end of the subsection:

          "With respect to the distribution of excess total contributions pursuant to above, such distribution shall be made first from unmatched Tax-Deferred Contributions and, thereafter, from Tax-Deferred Contributions which is matched. Matching contributions which relate to such Tax-Deferred Contributions shall be forfeited."

8. Section 5.2, "Withdrawals," is amended by the addition of the new subsection (e), "Matching Contributions," as follows:

          "(e) Matching Contributions - that portion of the Participant's Account attributable to Employer matching contributions, and related gains and losses, shall not be available for hardship withdrawals to Participants."

9. Section 5.3, "Loans to Participants," is amended by the addition of the new subsection (e), "Matching Contributions," as follows:

          "(e) Matching Contributions - That portion of the Participant's Account attributable to Employer matching contributions, and related gains and losses, shall not be available for loan purposes to Participants and Beneficiaries."

IN WITNESS WHEREOF, this Amendment to the J&L Specialty Steel, Inc. Capital Accumulation Plan has been duly executed this 10th day of March, 1997.


ATTEST:                                         J&L SPECIALTY STEEL, INC.

/s/ DANIEL W. AMIDON                            /s/ DARYL K. FOX
---------------------------                     --------------------------------
Daniel W. Amidon                                Daryl K. Fox
Assistant Secretary                             Vice President - Human Resources

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